UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 20, 2016

Date of Report (Date of earliest event reported)

Smith & Wesson Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2100 Roosevelt Avenue

Springfield, Massachusetts

01104

(Address of Principal Executive Offices) (Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 20, 2016, we held an annual meeting of stockholders to consider and vote upon the following proposals: (1) to elect directors to serve until our next annual meeting of stockholders and until their successors are elected and qualified; (2) to provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2016 (“say-on-pay”); and (3) to ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending April 30, 2017.

The following directors were elected at the annual meeting:

Director	Votes Cast For	Votes Withheld	Broker Non-Votes
Barry M. Monheit	29,208,261	127,540	19,314,042
Robert L. Scott	29,090,490	245,311	19,314,042
Robert H. Brust	29,208,859	126,942	19,314,042
P. James Debney	29,121,508	214,293	19,314,042
John B. Furman	29,203,725	132,076	19,314,042
Gregory J. Gluchowski, Jr.	29,223,049	112,752	19,314,042
Michael F. Golden	28,767,615	568,186	19,314,042
Mitchell A. Saltz	29,011,718	324,083	19,314,042
I. Marie Wadecki	29,079,023	256,778	19,314,042

Our stockholders approved the compensation of our named executive officers on a non-binding, advisory basis. The results of the vote to approve this proposal were as follows:

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Say-on-pay proposal	28,478,639	711,930	145,232	19,314,042

Our stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending April 30, 2017. The results of the vote to approve this proposal were as follows:

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non- Votes
Ratification of Deloitte & Touche LLP as independent registered public accountants	47,953,896	409,858	286,089	—

Broker non-votes did not affect the outcome of any proposal voted on at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION

Date: September 23, 2016	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer